                                                                 EXHIBIT 99.1



FOOD TECHNOLOGY SERVICE, INC. ANNOUNCES REVERSE STOCK SPLIT

FOR IMMEDIATE RELEASE
JUNE 30, 2006

(MULBERRY, FL) - Food Technology Service, Inc., (Nasdaq VIFL) announced that its Board of Directors has authorized a one-for-four reverse split of the Company's common shares effective as of the close of business on July 3, 2006 (the "Reverse Split"). Under the Florida Statutes, no shareholder approval is required. No fractional shares will be issued in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split will be rounded to the nearest whole share.

As a result of the Reverse Split, the number of issued and outstanding and the number of authorized shares of common stock of the Company will be reduced in accordance with the exchange ratio for the Reverse Split. The number of shares of issued and outstanding common stock of the Company before the Reverse Split was 11,025,485, and after the Reverse Split will be approximately 2,756,364. The par value of our common stock, however, will remain unchanged at $.01 per share. At the open of the market on July 5, 2006, our trading symbol will be temporarily changed to "VIFLD", but will return to "VIFL" at the open of the market on August 2, 2006.

Once effective, each certificate representing shares of our common stock before the Reverse Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the Reverse Split, (one fourth the number held before the Reverse Split), except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All of our convertible securities, including options, will also be automatically adjusted as of the effective date in the same ratio.

Our Transfer Agent, American Stock Transfer & Trust Company, will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into our common stock will be notified of the effectiveness of the Reverse Split. Shareholders of record at the close of business on July 3, 2006 will receive a letter of transmittal requesting them to surrender their stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. No new certificates will be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the Reverse Split, rounded to the nearest whole share. Shareholders should not destroy any stock certificate and should not surrender any certificates until they receive a letter of transmittal from the exchange agent. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further action to effect the exchange of their certificates.

ABOUT FOOD TECHNOLOGY SERVICE, INC.

Food Technology Service, Inc. operates an irradiation facility and provides contract sterilization services to the food, medical devices and consumer goods industries, to enhance the safety of those products. The Company is certified to ISO 13485:2003 standards for the provision of radiation sterilization services for medical devices. Food Technology Service, Inc. is headquartered in Mulberry, Florida. To learn more about Food Technology Service, Inc., please visit www.ftsi.us.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Food Technology Service, Inc. notes that any statements in this press release and elsewhere that are not historical facts are "forward-looking statements." The words "expect," "anticipate," "intend," "consider," "plan," "believe," "seek," "should," "estimate," and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may cause the Company's actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see the Company's 10-KSB, 10-QSB, and other 8-K filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information or future events.

FOR MORE INFORMATION:
Contact:  Richard G. Hunter, Ph D., CEO/CFO
(863) 425-0039
www.ftsi.us